UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 14, 2006
Coconut Palm Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

000-51418	20-2763411

(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway, Suite 500, Boca Raton, Florida	33432

(Address of Principal Executive Offices)	(Zip Code)
(561) 955-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced, on April 7, 2006 Coconut Palm Acquisition Corp., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”) with Equity Broadcasting Corporation, an Arkansas corporation (“EBC”) and certain shareholders of EBC pursuant to which EBC will merge with and into the Company with the Company remaining as the surviving corporation (the “Merger”). The Agreement and Plan of Merger was amended on May 5, 2006 to extend the due diligence period by one week and to clarify miscellaneous provisions.
On September 14, 2006, the Company, EBC and certain EBC shareholders entered into the Second Amendment to the Agreement and Plan of Merger (the “Second Amendment”). The Second Amendment amends the Agreement and Plan of Merger and provides for (i) the increase in the number of members of the combined company’s board of directors from seven to nine, (ii) the extension of the termination date of the Agreement and Plan of Merger from December 31, 2006 to March 31, 2007, and (iii) the increase in EBC’s maximum indebtedness from $74,000,000 to $84,000,000 to reflect EBC’s operations, and in particular the acquisition and disposition of assets, for the period from September 14, 2006 to March 31, 2007. The Second Amendment is attached to this Current Report as Exhibit 2.3.
The Company and its officers and directors may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the Merger. Information concerning the Company’s directors and executive officers is set forth in the publicly filed documents of the Company. Stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the Merger, which are being filed with the Securities and Exchange Commission.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On September 19, 2006, the Company issued a press release, attached as Exhibit 99.1, announcing that Thomas M. Arnost, 59, had been appointed to serve as President and Chief Executive Officer of the EBC Station Broadcast Group, effective upon completion of the merger between the Company and EBC pursuant to the Agreement and Plan of Merger, as amended. Mr. Arnost previously served as the Co-President of Univision Communications, Inc. Television Group. The attached press release contains additional information concerning Mr. Arnost’s business experience. The Company anticipates that the terms of Mr. Arnost’s employment arrangement will be finalized prior to completion of the merger between Coconut Palm and EBC.
Item 7.01 Regulation FD Disclosure
The Company issued a press release on September 19, 2006, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced the appointment of Thomas M. Arnost, effective upon completion of the Merger. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
d) Exhibits

Exhibit No.	Description

2.3	Second Amendment to Agreement and Plan of Merger, by and among Coconut Palm Acquisition Corp., Equity Broadcasting Corporation and certain shareholders of Equity Broadcasting Corporation, dated September 14, 2006.
99.1	Press Release, dated September 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2006	COCONUT PALM ACQUISITION CORP.
/s/ Richard C. Rochon
Richard C. Rochon
Chairman and Chief Executive Officer

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